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                                  Exhibit 23.3

                          Consent of Ernst & Young LLP

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                         Consent of Independent Auditors


          We consent to the use of our report dated February 22, 2002, with respect to the consolidated financial statements of Dal-Tile International Inc. and subsidiaries as of December 28, 2001 and December 29, 2000 and for each of the three years in the period ended December 28, 2001 incorporated by reference in the Registration Statement (Form S-8) of Mohawk Industries, Inc. for the registration of 3,200,000 shares of Mohawk Industries, Inc. common stock.

                                      /s/ Ernst & Young LLP

Dallas, Texas
July 1, 2002